Exhibit 10.2
Opnext, Inc.
Nonqualified Stock Option Agreement
THIS AGREEMENT (the “Agreement”), is made effective as of [_____], 2011, (hereinafter called the “Date of Grant”), between Opnext, Inc., a Delaware corporation (the “Company”), and Harry L. Bosco (hereinafter called the “Participant”).
R E C I T A L S:
WHEREAS, the Company maintains the Opnext, Inc. Second Amended and Restated 2001 Long-Term Stock Incentive Plan (as amended from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1. Grant of the Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 375,000 Shares, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be equal to $[_____] per Share (the “Exercise Price”). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.
2. Vesting.
(a) Subject to the Participant’s continued employment with the Company, the Option shall vest and become exercisable with respect to 1/12th of the Shares initially subject to the Option on each of the first twelve monthly anniversaries of December 10, 2010.
(b) Notwithstanding any other provisions of this Agreement to the contrary, subject to Sections 2(c) and 3 below, in the event that (i) the Participant’s employment with the Company is terminated by the Company without Cause (as defined below), (ii) the Board appoints a Chief Executive Officer and President of Opnext, Inc. to succeed the Participant in such positions, (iii) the Participant’s employment with the Company is terminated by reason of the Participant’s death or Disability (as defined below), or (iv) a Change in Control occurs, the Option shall, to the extent not then vested and not previously expired, cancelled or terminated, immediately become fully vested and exercisable.
For purposes of this Agreement, “Cause” and “Disability” shall have the meanings ascribed to such terms in that certain Employment Agreement, dated as of January 26, 2011, between the Participant and the Company.

(c) If the Participant’s employment with the Company is terminated for any reason, the Option, to the extent not then vested (after giving effect to any accelerated vesting that occurs in connection with such termination), shall thereupon automatically be canceled without consideration, and the Option, to the extent vested, shall remain exercisable for the period set forth in Section 3(a).
3. Exercise of Option.
(a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Option, to the extent vested, at any time prior to the seventh anniversary of the Date of Grant. The Option may not be exercised to any extent by anyone after such date.
(b) Method of Exercise.
(i) Subject to Section 3(a), the Option, to the extent vested, may be exercised by delivering to the Company at its principal office written notice of intent to so exercise on a form prescribed by the Company; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Exercise Price. The payment of the Exercise Price may be made in cash, or its equivalent, or, with the consent of the Committee, (x) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by the Participant for such period of time as is required to avoid adverse accounting consequences to the Company) or (y) at any time that the Shares are publicly traded on a nationally recognized stock exchange, through delivery of irrevocable instructions to a broker (as selected or approved by the Committee) to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price.
(ii) In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of options under the Plan, such as a system using an internet website or interactive voice response, then the paperless exercise of the Option by the Participant may be permitted through the use of such an automated system.
(iii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option shall be exercised in accordance with any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

(iv) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall either (a) issue certificates in the Participant’s name for such Shares or (b) issue such Shares in uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company’s transfer agent. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the Shares to him, the loss of any certificates, or any mistakes or errors in the issuance of the Shares or in the certificates themselves.
(v) In the event of the Participant’s death, the Option, to the extent vested, shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.
(c) Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:
(i) The admission of such Shares to listing on all stock exchanges on which the Company’s common stock is then listed;
(ii) The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;
(iii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;
(iv) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 3(b)(i) above; and
(v) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.
(d) No Right to Exercise. Notwithstanding the foregoing with respect to any termination of employment, the Option, to the extent vested, may not be exercised pursuant to this Section 3 if the Company in its sole discretion determines that the Participant has, at any time during the term of employment or following termination of employment, violated the terms of any agreement with the Company or a Subsidiary regarding competition with the business of the Company or any Subsidiary, interference with contractual or business relationships of the Company or any Subsidiary, solicitation of employees, officers, partners, agents, or consultants of the Company or a Subsidiary or other similar covenant. In the event that a Participant violates the terms of any such agreement, the Company may cause such Participant to forfeit all of his or her outstanding Options.

4. No Right to Continued Service. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ or as a director of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan or in a written agreement between such Participant and the Company.
5. No Rights as Stockholder. The Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until certificates representing such Shares shall have been issued by the Company to the Participant or such Shares have been issued in uncertificated form and recorded in the name of the Participant in the books and records of the Company’s transfer agent.
6. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
7. Transferability. The Option may not be transferred or assigned by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported transfer or assignment shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a transfer or assignment. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.
8. Withholding.
(a) The Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Option or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of the Option, its exercise, or any payment or transfer under the Option or under the Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(b) Without limiting the generality of clause (a) above, the Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) with a Fair Market Value equal to such withholding liability or by having the Company (either directly or through a broker-assisted transaction directed by the Participant) withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option a number of Shares with a Fair Market Value equal to such withholding liability. Notwithstanding any other provision of the Plan or this Agreement, the number of Shares which may be withheld to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the Option, its exercise, or any payment or transfer under the Option shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
9. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
10. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
11. Choice of Law. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
12. Option Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above-written.

OPNEXT, INC.

By:
Title:

PARTICIPANT

Harry L. Bosco